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                                                                                    EXHIBIT 12


                            HERSHEY FOODS CORPORATION
                      COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   (IN THOUSANDS OF DOLLARS EXCEPT FOR RATIOS)
                                   (UNAUDITED)


                                                                FOR THE NINE MONTHS ENDED
                                                                -------------------------
                                                             SEPTEMBER 28,     SEPTEMBER 29,
                                                                 1997              1996
                                                             ------------      ------------
EARNINGS:

   Income before income taxes                                 $  362,656        $  324,761

   Add (deduct):

        Interest on indebtedness                                  54,353            39,583
        Portion of rents representative of the
          interest factor (f1)                                     8,733             6,454
        Amortization of debt expense                                 257               175
        Amortization of capitalized interest                       2,618             2,491
                                                              ----------        ----------

            Earnings as adjusted                              $  428,617        $  373,464
                                                              ==========        ==========

FIXED CHARGES:

        Interest on indebtedness                              $   54,353        $   39,583
        Portion of rents representative of the
          interest factor (f1)                                     8,733             6,454
        Amortization of debt expense                                 257               175
        Capitalized interest                                       1,456             1,490
                                                              ----------        ----------

            Total fixed charges                               $   64,799        $   47,702
                                                              ==========        ==========

RATIO OF EARNINGS TO FIXED CHARGES                                  6.61              7.83
                                                              ==========        ==========
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[FN]

NOTE:

(f1) Portion of rents representative of the interest factor consists of one-third of rental expense for operating leases.
